Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Announces Pricing of $550 Million Offering of Senior Notes

HOUSTON, August 3, 2020 — Group 1 Automotive, Inc. (NYSE: GPI) (the “Company”), an international, Fortune 500 automotive retailer, today announced the pricing of its private placement of $550 million in aggregate principal amount of its 4.000% senior unsecured notes due 2028 (the “Notes”). The offering is expected to close on August 17, 2020, subject to customary closing conditions.

The Company intends to use the net proceeds from the offering, together with cash on hand, to redeem all of the outstanding 5.000% Senior Notes due 2022 (the “2022 Notes”) and pay all fees and expenses related to this offering.

The Company expects to redeem all of the outstanding 2022 Notes on September 2, 2020 (the “Redemption Date”), at a redemption price equal to 100.000% of the principal amount thereof, together with accrued and unpaid interest thereon, to the Redemption Date, subject to the completion of the offering. Wells Fargo Bank, National Association, as trustee and paying agent, distributed a notice of conditional redemption to all registered holders of the 2022 Notes today.

The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and thus, the Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes have been offered to persons reasonably believed to be qualified institutional buyers in an offering exempt from registration pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside of the United States in compliance with Regulation S under the Securities Act. This announcement shall not constitute an offer to sell or a solicitation of an offer to buy any of these Notes or any security, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

ABOUT GROUP 1 AUTOMOTIVE, INC.

The Company owns and operates 186 automotive dealerships, 242 franchises, and 49 collision centers in the United States, the United Kingdom and Brazil that offer 31 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on the Company’s current expectations and assumptions regarding the Company’s business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding the Company’s strategic investments, goals, plans, projections and guidance regarding the Company’s financial position, results of operations, business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” “foresee,” “may” or “will” and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) the Company’s ability to obtain an inventory of desirable new and used vehicles, (e) the Company’s relationship with the Company’s automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) the Company’s cost of financing and the availability of credit for consumers, (g) the Company’s ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, (i) the Company’s ability to retain key personnel, (j) the impacts of COVID-19 on the Company’s business, (k) the impacts of any potential global recession and (l) the Company’s ability to maintain sufficient liquidity to operate. For additional information regarding known material factors that could cause the Company’s actual results to differ from the Company’s projected results, please see the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:

Sheila Roth

Manager, Investor Relations

Group 1 Automotive, Inc.

713-647-5741 | sroth@group1auto.com

Media contacts:

Pete DeLongchamps

Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs

Group 1 Automotive, Inc.

713-647-5770 | pdelongchamps@group1auto.com

or

Clint Woods

Pierpont Communications, Inc.

713-627-2223 | cwoods@piercom.com

2